Exhibit 3.1 SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEXAS PACIFIC LAND CORPORATION (Effective May 18, 2023, as amended through November 12, 2024) TEXAS PACIFIC LAND CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows: 1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 2020. 2. This Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Certificate of Incorporation as heretofore amended and restated, has been approved and declared advisable by the board of directors of the Corporation (the “Board”), and has been duly adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL. Except where the context otherwise requires, references to this “Amended and Restated Certificate of Incorporation” herein refer to the Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time. 3. The Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows: ARTICLE I NAME SECTION 1.1 Name. The name of the Corporation is Texas Pacific Land Corporation. ARTICLE II REGISTERED AGENT SECTION 2.1 Registered Agent. The address of its registered office in the State of Delaware is 1675 South State Street, Suite B, County of Kent, City of Dover, Delaware 19901. The name of the Corporation's registered agent at such address is Capitol Services, Inc. ARTICLE III PURPOSE SECTION 3.1 Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses.

ARTICLE IV CAPITALIZATION SECTION 4.1 Number of Shares. (A) The total number of shares of stock that the Corporation shall have authority to issue is 47,536,936 shares of stock, classified as: (1) 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”); and (2) 46,536,936 shares of common stock, par value $0.01 per share (“Common Stock”). (B) The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Preferred Stock (or any series thereof) or Common Stock voting separately as a class shall be required therefor. (C) For purposes of this Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. SECTION 4.2 Provisions Relating to Preferred Stock. (A) Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”). (B) Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the Preferred Stock Designation the designations, powers, preferences, privileges and relative, participating, optional, or special rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following: (1) whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock; (2) the number of shares to constitute the series and the designation thereof; (3) restrictions on the issuance of shares of the same series or of any other series; (4) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption; (5) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof; (6) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate; (7) the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation; (8) whether or not the shares of any series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices, ratio or ratios, rate or rates, times or other terms and conditions of, on or at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and (9) such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable. (C) The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing or in other respects. (D) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including the Preferred Stock Designation related to such series of Preferred Stock). SECTION 4.3 Provisions Relating to Common Stock. (A) Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be required by this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Common Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question and as may be amended, restated, supplemented and otherwise modified from time to time, the “Bylaws”), and applicable law on all matters put to a vote of the stockholders of the Corporation.

Except as otherwise required in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class). (B) Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL. (C) Subject to the rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or property), if, when and as may be declared thereon by the Board, at any time and from time to time, out of any funds or assets of the Corporation legally available therefor and in such amounts as the Board in its direction shall determine. (D) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of Preferred Stock or any series thereof having a preference over or the right to participate with the Common Stock as to distributions upon liquidation, dissolution or winding up, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation. (E) No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation. SECTION 4.4 No Cumulative Voting. There shall be no cumulative voting in the election of directors. ARTICLE V DIRECTORS SECTION 5.1 Term and Classes. (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board elected in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws. In addition to the powers and authorities expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B) The directors, other than those who may be elected by the holders of any series of Preferred Stock as specified in the related Preferred Stock Designation, shall be and are divided, with respect to the time for which they severally hold office, into three classes, with the term of the class designated as the “third class” of directors in the Amended and Restated Certificate of Incorporation effective on January 11, 2021, expiring at the 2023 annual meeting of stockholders, and the terms of the classes elected at the annual meeting of stockholders held in 2021 and 2022, respectively, expiring at the 2024 and 2025 annual meeting of stockholders; provided that the division of directors into classes shall terminate at the 2025 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of any series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders after the 2022 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders held after such director's election. Each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal. SECTION 5.2 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, incapacity, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Subject to the rights of any series of Preferred Stock entitled to elect directors separately as a class, any director appointed to a vacant or newly created directorship shall serve for a term expiring at the next election of the class for which such director shall have been chosen or, following the termination of the division of directors into three classes, at the next annual meeting of stockholders held after their appointment. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director. SECTION 5.3 Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director serving in a class of directors expiring at the third annual meeting of stockholders following their election, and any director serving in the class expiring at the 2023 annual meeting of stockholders, shall be removable only for cause, and all other directors shall be removable either with or without cause. The removal of any director shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, subject to any greater vote provided for directors elected separately by the holders of one or more series of Preferred Stock. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (2) has been found to have been grossly negligent in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by (a) the affirmative vote of at least 80% of the directors then in office (other than the director whose removal is proposed) at any meeting of the Board called for that purpose or (b) a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a director of the Corporation. SECTION 5.4 Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships). Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot.

ARTICLE VI STOCKHOLDER ACTION SECTION 6.1 Written Consents. Subject to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation (a) may, pursuant to a resolution of and at the direction of the Board, be taken by consent in writing of such stockholders and (b) otherwise must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders. ARTICLE VII SPECIAL MEETINGS SECTION 7.1 Special Meetings. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called, at any time for any purpose or purposes, by the Board pursuant to a resolution adopted by the Board. The Board may postpone, reschedule or cancel any special meeting of stockholders previously called by the Board. A special meeting of stockholders shall be called by the Secretary of the Corporation upon written request by one or more stockholders of record, representing stockholders owning beneficially or of record at least twenty five percent (25%) of all outstanding shares of common stock of the Corporation, as determined pursuant to the Bylaws, and who otherwise comply with such other requirements and procedures set forth in the Bylaws, as now or hereinafter in effect. The Board may fix the date, time and place, if any, of such special meeting, either within or without the State of Delaware. ARTICLE VIII BYLAWS SECTION 8.1 Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of the Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the Bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation only by the affirmative vote of holders of not less than a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken. ARTICLE IX LIMITATION OF DIRECTOR LIABILITY SECTION 9.1 Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X AMENDMENT OF CERTIFICATE OF INCORPORATION SECTION 10.1 Amendments. (A) The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation. (B) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation. ARTICLE XI FORUM SELECTION SECTION 11.1 Exclusive Forum. (A) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forums for any stockholder (including a beneficial owner) to bring (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation, (3) any action or proceeding asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, the laws of the State of Texas, the laws of the State of New York, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), or (4) any action or proceeding asserting a claim against the Corporation, its directors, officers or employees or agents governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, any state or federal court residing with the State of Delaware) or the United States District Court for the Northern District of Texas in Dallas, Texas (or, if such court does not have jurisdiction, any district court of Dallas County in the State of Texas) (each, a “Permissible Court”), in each case subject to the Permissible Court having personal jurisdiction over the indispensable parties named as defendants. (B) Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States. (C) Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. (D) If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.